UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Suite 325, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 377-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligations

Item 3.02 Unregistered Sale of Equity Securities

Forbearance Agreement

Dreams, Inc.’s (the “Company) credit facility with Merrill Lynch Business Financial Services (“MLBFS”), which as of December 31, 2004, had an outstanding balance of approximately $5.3 million, expired by its terms on November 30, 2004. MLBFS advised the Company that it did not intend to renew the line of credit facility. The Company on December 31, 2004 entered into a Forbearance Agreement with MLBFS pursuant to which MLBFS agreed to forbear from the exercise of its rights and remedies under its line of credit facility to permit the Company to pay the outstanding obligations over a period of time ending April 29, 2005, provided that the Company repays $1 million of outstanding indebtedness to MLBFS by March 31, 2005. On March 11, 2005, MLBFS agreed to extend the initial repayment date to April 15, 2005 provided that Company agrees to pay MLBFS a $50,000 exit fee if the Company fails to repay its outstanding obligations by April 29, 2005.

Unitas Litigation

The Company was a defendant in an action in United States Bankruptcy Court for the District of Maryland in an action brought by Unitas Management, Inc. Unitas Management, Inc. has brought a claim against us for damages of up to $419,000 based upon an alleged breach of contract. On January 10, 2005, the Bankruptcy Court granted Unitas Management, Inc.’s Motion for Summary Judgment and entered a judgment for Unitas Management, Inc. for approximately $435,000. The Company is formerly appealing a judgment and it is unable to predict the results of such appeal. In order to secure the bond necessary to stay the judgment pending our appeal, the Company has provided $440,000 to the Bankruptcy Court as substitute collateral for the appeal bond.

In order to fund the substitute collateral, on February 16, 2005 the Company issued subordinated convertible promissory notes in the aggregate amount of $440,000. The notes include notes issued to our President and Chief Executive Officer, and his brother-in-law and father-in-law, in the amounts of $121,080, $125,000 and $100,000, respectively. This note provides for interest at the rate of 12% per annum and are due on (i) December 31, 2005, if the bond is either released or drawn upon prior to December 31, 2005, or (ii) the date that is ten (10) business days after the bond is released if the bond is released on or after December 31, 2005, or (iii) the date that is forty-five (45) business days after the bond is drawn upon if the bond is drawn upon on or after December 31, 2005. Each noteholder is entitled to an origination fee of the 10% original principal amount of the note. Such amount shall be paid no later than the earlier to occur of the maturity date of the note and December 31, 2005. The notes are convertible any time at (i) the average closing sales price for a share of Company common stock from three (3) trading days prior to conversion or (ii) in the event the Company sells or issues common stock or other convertible securities after February 16, 2005 (including any shares issued in connection with the Company’s proposed rights offering) at the lowest issue or conversion price per share of such securities as applicable.

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Item 8.01 Other Events

On March 10, 2005, the Company held its annual shareholder meeting. The Company elected three directors, Ross Tannenbaum, Sam D. Battistone and Dale E. Larsson. The proposal to change the Company’s State of Incorporation from Utah to Florida was not approved.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Extension of Forbearance Agreement, dated March 11, 2005 by and among Merrill Lynch Business Financial Services, Inc., Dreams Products, Inc., Dreams, Inc. and Dreams Franchise Corporation.

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Extension of Forbearance Agreement, dated March 11, 2005 by and among Merrill Lynch Business Financial Services, Inc., Dreams Products, Inc., Dreams, Inc. and Dreams Franchise Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2005

DREAMS, INC.

By:	/s/ David Greene
David Greene
Secretary

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